EXHIBIT 10.8
SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL
TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL
HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,
AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).
MINIMUM VOLUME AGREEMENT
     This Minimum Volume Agreement is entered into as of this 1st day of October 2003, by and between ONEOK Texas Field Services L.P. (“Buyer”) and Peak Operating of Texas, LLC (“Seller”).
     WHEREAS, Buyer and Seller have executed a Gas Purchase Agreement (“Agreement”) dated October 1, 2003 (“Effective Date”); and
     WHEREAS, Seller recognizes that Buyer is relying on a minimum volume of purchases pursuant to said Agreement in order to compensate it for its investment in facilities necessary to take delivery of Seller’s gas under the Agreement.
     NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, the parties agree as follows:
     1. Seller agrees to deliver to Buyer pursuant to said Agreement at the Receipt Point(s) specified therein the amount of 6.3 billion cubic feet of natural gas (6,300,000 Mcf) (“Minimum Volume”) within the five-year period (“Specified Period”) commencing on the Effective Date and ending September 30, 2008.
     2. In the event Seller delivers less than the Minimum Volume in the Specified Period. Seller shall pay Buyer, immediately upon receipt of Buyer’s invoice therefore, an amount based on the following formula:
Reimbursement = (Minimum Volume — Actual Volume) x ($(**)/Mcf).
     3. Notwithstanding the foregoing, the parties further agree that (i) the Specified Period will be extended one day for each day Buyer is unable to purchase Seller’s gas by reason of force majeure under the Agreement, and (ii) that the Minimum Volume will be credited with all volumes that Seller tenders to Buyer but Buyer is unable to purchase due to lack of capacity, or as a result or release from the Agreement pursuant to Paragraph 3.4, and (iii) the Minimum Volume will be credited with all volumes of gas owned or controlled by third parties who have elected to take in kind under applicable operating agreements with Seller, provided such volumes continue to move through Buyer’s facilities.
     IN WITNESS WHEREOF, the parties have executed this Agreement this 6 day of November, 2003

ONEOK TEXAS FIELD SERVICES, L.P.		PEAK OPERATING OF TEXAS, LLC

By:	/s/ Terry Spencer	By:	/s/ Jack E. Vaughn
	Terry Spencer		Jack E. Vaughn
Title:	Vice President	Title:	President

AMENDATORY AGREEMENT TO THE GAS PURCHASE
AGREEMENT DATED OCTOBER 1, 2003
(#431377)
     This Amendatory Agreement is entered into by and between ONEOK Texas Field Services, L.P. hereinafter referred to as “Buyer” and Peak Operating of Texas, LLC, hereinafter referred to as “Seller”.
     WHEREAS Buyer and Seller entered into that certain Gas Purchase Agreement, dated October 1, 2003 (the “Agreement”); and
     WHEREAS it is the desire of the parties to amend the certain provisions of the Agreement.
     NOW THEREFORE as hereinafter provided and in consideration of the mutual covenants and promises herein contained, effective December 1, 2004, the Agreement is hereby amended as follows.
I.
     Exhibit “A” is hereby deleted and replaced with the attached Exhibit “A”.
II.
     Exhibit “B” is hereby deleted and replaced with the attached Exhibit “B”.
     Except as herein amended, all other terms and provisions of the above referenced Agreement shall remain in full force and effect for the term hereof.
     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendatory Agreement on the date and year first written

ONEOK Texas Field Services, L.P.,		Peak Operating of Texas, LLC
a limited partnership		“Seller”
By: ONEOK Field Services Company, general partner “Buyer”

By:	/s/ Terry K. Spencer	By:	/s/ Jack Vaughn
Name:	Terry K. Spencer	Name:	Jack Vaughn
Title:	Vice President	Title:	President
Date:	1/28/05	Date:	January 12, 2005

EXHIBIT “A”
Percent of Proceeds
Allocated Plants
     This Exhibit “A” is incorporated into that certain Gas Purchase Agreement dated the 1st day October, 2003, by and between ONEOK Texas Field Services, L. P., hereinafter referred to as “BUYER,” and Peak Operating of Texas, LLC, hereinafter referred to as “SELLER.”
BASIS OF COMPENSATION for the Lands and Leases and/or Wells described on Exhibit “B” shall be the sum of the following:

Total monthly MCF received from	Percentage NGL Products	Percentage Residue Gas
Lands and Lease and/or Wells described	Payment of the Net NGL	Payment of the Net Residue
on Exhibit “B”	Proceeds	Proceeds
For the first 185,000 MCF	(**)%	(**)%
For MCF’s in excess of 185,000	(**)%	(**)%
1.	Compression Fee. (**)

2.	Gathering Fee. (**)

3.	Dehydration Fee. (**)

4.	Treating Fee. (**)
DEFINITIONS:
SELLER’s NGL Products shall be determined by multiplying the total quantity of each NGL Component saved and sold at the Plant(s) by a fraction, the numerator of which shall be the theoretical gallons of such Component contained in SELLER’s Gas delivered at the Receipt Point(s) and the denominator of which shall be the total theoretical gallons of each Component contained in all Gas delivered to BUYER’s facilities upstream of the Plant(s).
Net NGL Proceeds shall be sum of each Component of SELLER’s NGL Products multiplied by the Monthly Average NGL Sales Price of each Component.
Monthly Average NGL Sales Price shall mean the average net price received by BUYER f.o.b. BUYER’s Plant for the sale of each NGL Component.
Residue Gas shall mean the total quantity of MMBTU’s of gas (both processed and unprocessed) sold at the tailgate of BUYER’s Plant(s).
NGL Shrinkage shall be the sum of the BTU equivalent (BTU/gal, fuel as ideal gas) of each such NGL Component as set forth in the GPA Standard 2145, as revised, “Table of Physical Constants of Paraffin Hydrocarbons and Other Components of Natural Gas with the exception of hexanes plus, the value of which shall be 117,007 BTU per gallon.

Residue Price shall mean average net price per MMBTU received by BUYER, f.o.b. BUYER’s Plant for the sale of Residue Gas.
Net Residue Proceeds shall be determined by multiplying SELLER’s Residue Gas by the Residue Price.
SELLER’s Residue Gas shall be the total MMBTU’s of Residue Gas multiplied by a fraction, the numerator of which shall be the MMBTU’s contained in SELLER’s Gas at the Receipt Point(s), less the MMBTU’s of NGL Shrinkage attributable to SELLER’s NGL Products and the denominator of which shall be the total MMBTU’s of all gas delivered to BUYER upstream of BUYER’s Plant less NGL Shrinkage attributable to the total quantity of NGL Components saved and sold from BUYER’s Plant(s).

EXHIBIT “B”
     This Exhibit “B” is incorporated into that certain Gas Purchase Agreement dated the 1st day of October, 2003, by and between ONEOK Texas Field Services, L. P., hereinafter referred to as “BUYER,” and Peak Operating of Texas, LLC, hereinafter referred to as “SELLER.”
1.	SELLER dedicates to this Gas Purchase Agreement, as amended from time to time, the Wells and Leases described below:

Wells	Lands/Lease Description	County	State	*WI%

	NW/4 of Section 52,
	Block Ml, H & GN Survey	Hemphill	TX	100.00%

	All of Section 59
	Block Ml, H & GN Survey	Hemphill	TX	100.00%

	All of Section 51
	Block Ml, H & GN Survey	Wheeler	TX	100.00%

	E/2, Section 60, Block Ml
	H & GN Survey	Wheeler	TX	100.00%

	W/2 of Section 47, Block A2
	H & GN Survey	Hemphill	TX	100.00%

	SW/4, Section 30, Block A2
	H & GN Survey	Hemphill	TX	100.00%
This dedication excludes the following wells producing from the designated zones, which are under terms of another contract:

Vise John 1 Sec 52, M1 , H&GN Survey, Hemphill County, TX	Chert

Young Ranch 524 Sec 52, Ml, H&GN Survey, Hemphill County, TX	Strawn Granite Wash

Johnson LA 1 Sec 59, Ml , H&GN Survey, Hemphill County, TX	Strawn Granite Wash

*	Includes owned or controlled interest.